Issuer Direct Announces One-for-Ten Reverse Stock Split, Effective October 31, 2011.

MORRISVILLE, N.C., October 27, 2011 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTCBB:ISDR), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today announced its one-for-ten reverse stock split will become effective on October 31, 2011.

The primary purpose of the reverse stock split is to raise the per share trading price of the Company's common stock to better position the Company as management explores options to list its common stock on a National exchange.  As part of the reverse stock split, FINRA will append a "D" to the Company's ticker symbol to indicate the completion of the reverse split.  After a 20 business day period following the reverse split, the ticker symbol will revert back to "ISDR."

At the effective time of the reverse stock split, every ten shares of the Company's pre-split common stock, par value $0.001 per share, will automatically be reclassified as and converted into one share of post-split common stock, par value $0.001 share. The number of authorized shares of the Company's common stock and its par value will remain unchanged. Outstanding stock incentive awards will also be adjusted to give effect to the reverse split and the shares available for future grants will be proportionately reduced.

The Company’s subsidiary Direct Transfer, LLC ("Direct Transfer"), will be acting as the exchange agent for the reverse stock split. Direct Transfer will notify the Company's stockholders of record that held paper share certificates as of the effective time to transmit outstanding share certificates to Direct Transfer, and Direct Transfer will issue new book entry statements or physical certificates of holding representing one share of post-split common stock for every ten shares held of record as of the effective time. In settlement of fractional shares that might arise as a result of the reverse split, the Company will cause Direct Transfer to round up all fractional positions less then ten to one whole share.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

Learn more about Issuer Direct today:
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Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.